Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Current Report on Form 8-K and in the following Registration Statements:

•	Registration Statement of Weyerhaeuser Company on Form S-3 No. 333-204721,

•	Registration Statement of Weyerhaeuser Company on Form S-4 No. 333-208465,

•	Registration Statement on Form S-8 No. 333-209617 pertaining to the Plum Creek Timber Company, Inc. 2012 Stock Incentive Plan and the Plum Creek Timber Company, Inc. Amended and Restated Stock Incentive Plan,

•	Registration Statement on Form S-8 No. 333-188256 pertaining to the Weyerhaeuser 2013 Long-Term Incentive Plan,

•	Registration Statement on Form S-8 No. 333-183980 pertaining to the Weyerhaeuser 2004 Long-Term Incentive Plan,

•	Registration Statement on Form S-8 No. 333-182810 pertaining to the Weyerhaeuser Salaried and NORPAC 401(K) Plan and the Weyerhaeuser Hourly 401(K) Plan, and

•	Registration Statement on Form S-8 No. 333-182224 pertaining to the Weyerhaeuser Salaried and NORPAC 401(K) Plan and the Weyerhaeuser Hourly 401(K) Plan;

of our reports dated February 18, 2016, with respect to the consolidated financial statements of Plum Creek Timber Company, Inc., and Plum Creek Timberlands, L.P. and the effectiveness of internal control over financial reporting of Plum Creek Timber Company, Inc., included in the Annual Report on Form 10-K of Plum Creek Timber Company, Inc. for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 18, 2016.

/s/ Ernst & Young LLP

Seattle, Washington

March 10, 2016